UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) April 30, 2018

RANDOLPH ACQUISITIONS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55389	47-3152749
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4228 First Avenue

Suite# 15

Tucker, GA 30084

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

404-267-7093 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2018, Randolph Acquisitions, Inc., a Delaware corporation (the “Company”), appointed Laurice Simmonds Wilson as the Company’s new Chief Financial Officer.

As Chief Financial Officer, Mrs. Wilson will be charged with advancing the financial well-being of Randolph Acquisitions through developing its finance organizational strategies and contributing financial and accounting information, analysis, and recommendations to the firm’s strategic thinking and direction. Mrs. Wilson will establish and implement finance operational strategies by evaluating trends, establishing critical measurements, designing systems, resolving problems, and implementing change.

Mrs. Wilson has her own Certified Public Accounting Firm Peace Full Business Solutions Inc. and public charity Caribbean Missions Outreach Inc., both licensed in Georgia. She have over thirty-five years of accounting and business consulting experience, with major emphasis in Governmental and Specialized Audits and Taxation.

-	Peace Full Business Solutions, Inc.
-	Quality Control Investor Accountant, Companion Servicing Inc. (merged to become PCFS Mortgage Resources);
-	VP Finance, Georgia Chamber of Commerce;
-	Assistant Comptroller, Maynard Jackson Securities;
-	Sales and Use Accountant, Rogers and Hardin Law Firm;
-	Assistant Director, USVI Division of Personnel;
-	1st HUD Auditor for the USVI Housing Authority
-	Financial Analyst, 19th Legislature of the Virgin Islands; Senator Scott-Williams
-	Auditor Office of Inspector General – VI Bureau of Audit and Control
-	Coop Auditor Defense Contract Audit Agency

For the past 7 years, she has been the sole owner of Peace Full Business Solutions, Inc. Mrs. Wilson earned a BSBA-Accounting from Xavier University in Cincinnati Ohio, and an MBA from the University of the Virgin Islands.

The Company has agreed to pay Mrs. Wilson an annual salary of $60,000 annually along with 1,000,000 shares of company stock, with plans to renegotiate commensurate her salary to industry standards once certain Company milestones are met as outlined in Exhibit A in her Employment Agreement. She is eligible for quarterly and year-end bonuses based on performance, as evaluated by the Company’s CEO. Additionally, the Company agreed to provide Mrs. Wilson a 10% discount on all future acquisition of Randolph Acquisition stock for a period of 10 years above what she received in her benefit package.

Employment Agreement

In July 2018, the Company and Mrs. Wilson entered into an employment agreement (the “Agreement”) that outlines additional terms of her employment as the Company’s Chief Financial Officer. Mrs. Wilson will be responsible for helping to guide the Company in achieving full financial control and sustainable growth by performing risk management and planning the Company’s financial strategy. She will work with the CEO handling accounting and finance oversight responsibilities, offering broad internal controls and financial strategic guidance to management.

As CFO, Mrs. Wilson reports to the CEO, supervises the Finance Department, and is the chief financial spokes-person for the Company. Her responsibilities include:

•	Controller duties: Mrs. Wilson is responsible for maintaining, presenting and reporting accurate and timely historical financial information for the Company to the executive team, stakeholders and compliance entities.

•	Treasury duties: Mrs. Wilson is responsible for overseeing the capital structure of the company, determining the best mix of debt, equity and internal financing, and protecting the Company’s revenues and profits.
•	Economic strategy and forecasting: Mrs. Wilson is responsible for performing risk management and planning the organization’s financial strategy. She will identify and report what areas in the Company are most efficient and how the Company can capitalize on this information.

The summary above of the Agreement does not purport to be complete explanations of all of the terms of the Agreement, and is qualified in its entirety by reference to the full text of the Agreement, which is filed as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Number	Description

99	Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RANDOLPH ACQUISITIONS, INC.

By:	/s/ Richard J. Randolph III
Richard J. Randolph III
Chief Executive Officer, President
(Principal Executive Officer)

Date: July 25, 2018